REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM
To the Shareholders and Board of Trustees of
Calamos Advisors Trust
In planning and performing our audit of the
financial statements of Calamos Advisors Trust (the
"Trust"),
comprising the Calamos Growth and Income Portfolio,
as of and for the year ended December 31, 2014, in
accordance with the standards of the Public Company
Accounting Oversight Board (United States), we
considered
the Trust's internal control over financial
reporting, including controls over safeguarding
securities, as a basis for
designing our auditing procedures for the purpose
of expressing our opinion on the financial
statements and to
comply with the requirements of Form N-SAR, but not
for the purpose of expressing an opinion on the
effectiveness
of the Trust's internal control over financial
reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for
establishing and maintaining effective internal
control over financial
reporting. In fulfilling this responsibility,
estimates and judgments by management are required
to assess the
expected benefits and related costs of controls. A
company's internal control over financial reporting
is a process
designed to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of
financial statements for external purposes in
accordance with generally accepted accounting
principles. A
company's internal control over financial reporting
includes those policies and procedures that (1)
pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the
assets of the company; (2) provide reasonable
assurance that transactions are recorded as
necessary to permit
preparation of financial statements in accordance
with generally accepted accounting principles, and
that receipts
and expenditures of the company are being made only
in accordance with authorizations of management and
directors of the company; and (3) provide
reasonable assurance regarding prevention or timely
detection of
unauthorized acquisition, use, or disposition of a
company's assets that could have a material effect
on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not prevent or
detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the
risk that controls may become
inadequate because of changes in conditions or that
the degree of compliance with the policies or
procedures may
deteriorate.
A deficiency in internal control over financial
reporting exists when the design or operation of a
control does not
allow management or employees, in the normal course
of performing their assigned functions, to prevent
or detect
misstatements on a timely basis. A material
weakness is a deficiency, or a combination of
deficiencies, in internal
control over financial reporting, such that there
is a reasonable possibility that a material
misstatement of the
company's annual or interim financial statements
will not be prevented or detected on a timely
basis.
Our consideration of the Trust's internal control
over financial reporting was for the limited
purpose described in the
first paragraph and would not necessarily disclose
all deficiencies in internal control that might be
material
weaknesses under standards established by the
Public Company Accounting Oversight Board (United
States).
However, we noted no deficiencies in the Trust's
internal control over financial reporting and its
operation,
including controls for safeguarding securities,
that we consider to be a material weakness, as
defined above, as of
December 31, 2014.
This report is intended solely for the information
and use of management and the Board of Trustees of
Calamos
Advisors Trust and the Securities and Exchange
Commission and is not intended to be and should not
be used by
anyone other than these specified parties.
/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 5, 2015